Exhibit 99.1

Dynatrace Reports First Quarter of Fiscal Year 2020 Financial Results

•	Total Revenue of $122.6 million, a year-over-year increase of 25%

•	Annualized recurring revenue "ARR" of $437.6 million, a year-over-year increase of 43%

•	Subscription and Services revenue of $118.8 million, a year-over-year increase of 36%

•	GAAP EPS of $(0.21) and non-GAAP EPS of $0.04

WALTHAM, Mass, Sept 4, 2019 (Business Wire) - Dynatrace (NYSE: DT), a market-leading software intelligence platform, purpose-built for the enterprise cloud, today released financial results for the first quarter of its fiscal 2020 ended June 30, 2019.
“Dynatrace delivered strong first quarter results, highlighted by 36% year-over-year growth in subscription and services revenue” said John Van Siclen, Chief Executive Officer. “As every company becomes a software company and the adoption of dynamic multi-clouds continues to gain momentum, there is increasing demand from enterprises to use our Dynatrace® platform to build better software faster, optimize clouds more efficiently, and compete more effectively in the digital age. Dynatrace has been an industry leader for over a decade, and the reinvention of our platform and company five years ago to prepare for and benefit from the adoption of the enterprise cloud is delivering tremendous results.”

John Van Siclen added, “Dynatrace has a unique combination of meaningful scale, growth and cash flow. The recent completion of our initial public offering further strengthens our balance sheet and provides additional capital to execute our long-term growth initiatives and capture an increasing share of our $18 billion and growing market.”

First Quarter Fiscal 2020 and Other Recent Business Highlights:
Financial Highlights:

•	Total Revenue of $122.6 million, an increase of 25% compared to $98.2 million in Q1 2019

•	Total ARR of $437.6 million, an increase of 43% compared to $306.1 million at the end of Q1 2019

•	Subscription and Services revenue of $118.8 million, an increase of 36% compared to $87.1 million in Q1 2019, and representing 97% of total revenue

•	GAAP Operating loss of $(33.0) million and Non-GAAP Operating Income of $27.1 million

•	GAAP EPS of $(0.21) and non-GAAP EPS of $0.04

Dynatrace® Platform Highlights:

•	Ended the quarter with 1,578 Dynatrace customers, a sequential increase of 214 from the end of Q4 2019

•	Dynatrace Dollar-Based Net Expansion rate greater than 120% for the fifth consecutive quarter

•	Dynatrace ARR represents 75% of total ARR, increasing from 70% of total ARR at the end of Q4 2019

Initial Public Offering:

•
Completed our initial public offering and listed our shares on the New York Stock Exchange on August 1, 2019. Dynatrace sold 40,951,053 shares of its common stock at a price of $16.00 per share, for a total of approximately $622.0 million in gross primary proceeds and $590.3 million of net proceeds.

•
Following the completion of our initial public offering on August 1, 2019, pro forma net debt as of June 30, 2019 was reduced to $355.0 million from $945.3 million. Our pro forma TTM Adjusted EBITDA/Net Debt Leverage Ratio as of June 30, 2019 was 3.3x.

Business Highlights:

•	Named a leader in Gartner's MQ for APM in March 2019, and in The Forrester Wave: Intelligent Application and Service Monitoring report for Q2 2019.

•	Expanded automatic support for dynamic Kubernetes environments through our AI engine, DavisTM, including immediate support for Red Hat OpenShift 4.

•	Extended hybrid support for CICS and IMS mainframe environments as well as a range of associated integration and middleware technologies bringing end-to-end observability from mobile to mainframe.

First Quarter 2020 Financial Highlights
(Unaudited – dollars in thousands, except per share amounts)

	Three Months Ended June 30,
	2019	2018
Annualized recurring revenue	$437,622	$306,103
Year-over-Year Increase	43%

Revenues:
Total revenue	$122,550	$98,221
Year-over-Year Increase	25%

Subscription and services revenue	$118,766	$87,142
Year-over-Year Increase	36%

Non-GAAP operating income(*)	$27,097	$12,439
Non-GAAP operating margin (*)	22%	13%

Non-GAAP net income (*)	$9,307	$14,343

Non-GAAP net income per share	$0.04	$0.06

Shares outstanding used in computing Non-GAAP per share amounts - diluted	238,618,865	234,707,802

Unlevered Free Cash Flow(*)	$45,798	$58,744
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.dynatrace.com.

Financial Outlook
Based on information available, as of September 4, 2019, Dynatrace is issuing guidance for the second quarter and full year fiscal 2020 as follows:

Second Quarter of Fiscal Year 2020:

•	Total revenue is expected to be in the range of $123 million to $124 million

•	Non-GAAP operating income is expected to be in the range of $24 million to $25 million

•	Non-GAAP net income is expected to be in the range of $11 million to $12 million

•	Non-GAAP net income per diluted share is expected to be $0.04, based on approximately 270 million diluted weighted-average shares
Full Year Fiscal 2020:

•	Total revenue is expected to be in the range of $521 million to $524 million

•	Total ARR is expected to be in the range of $545 million to $550 million

•	Non-GAAP operating income is expected to be in the range of $112 million to $115 million

•	Non-GAAP net income is expected to be in the range of $56 million to $60 million

•	Non-GAAP net income per diluted share is expected to be in the range of $0.20 to $0.22, based on approximately 278 million diluted weighted-average shares

Reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading Forward-Looking Statements below for information on the factors that could cause our actual results to differ materially.

Conference Call and Webcast Information
Dynatrace will host a conference call today, September 4, 2019, to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 866-211-4694 (domestic) or 647-689-6731 (international). The call will also be available live via webcast on the Company’s website at https://ir.dynatrace.com. A telephone replay of the conference call will be available at 800-585-8367 or 416-621-4642 (access code 2779159) until September 18, 2019. A webcast replay will be available at https://ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Adjusted EBITDA is defined as Net Income(loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency and stock-based compensation.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Dollar-Based Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform, as well as any upsell generated at the time of conversion.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
TTM Adjusted EBITDA/Net Debt Leverage Ratio is defined as our Net Debt divided by our trailing twelve month Adjusted EBITDA. Net Debt is defined as total principal less cash and cash equivalents.
Unlevered Free Cash Flow is defined as net cash from (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About Dynatrace
Dynatrace provides software intelligence to simplify enterprise cloud complexity and accelerate digital transformation. With AI and complete automation, our all-in-one platform provides answers, not just data, about the performance of applications, the underlying infrastructure and the experience of all users. That’s why many of the world’s largest enterprises trust Dynatrace to modernize and automate enterprise cloud operations, release better software faster, and deliver unrivalled digital experiences. Curious to see how you can simplify your enterprise cloud? Let us show you. Visit our trial page for a free 15-day Dynatrace trial. To learn more about how Dynatrace can help your business, visit https://www.dynatrace.com, visit our blog and follow us on Twitter @dynatrace.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2020; and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring and infrastructure monitoring, continued spending on and demand for software intelligence solutions, our ability to successfully convert and upsell our customers as they convert from our Classic products to the Dynatrace® platform, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our final prospectus filed on July 31, 2019 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – dollars in thousands, except per share amounts)

	Three Months Ended June 30,
	2019	2018
Revenues:
Subscriptions	$108,128	$77,924
License	3,784	11,079
Services	10,638	9,218
Total revenue	122,550	98,221

Cost of revenues:
Cost of subscriptions	16,177	13,132
Cost of services	8,809	6,895
Amortization of acquired technology	4,557	4,664
Total cost of revenues	29,543	24,691
Gross profit	93,007	73,530

Operating expenses:
Research and development	25,659	17,896
Sales and marketing	58,215	42,509
General and administrative	31,882	19,881
Amortization of other intangibles	10,142	12,049
Restructuring and other	115	410
Total operating expenses	126,013	92,745
Loss from operations	(33,006)	(19,215)
Interest expense, net	(19,186)	(10,687)
Other, net	94	2,863
Loss before income taxes	(52,098)	(27,039)
Income tax benefit	2,943	3,483
Net loss	$(49,155)	$(23,556)
Net loss per share:
Basic and diluted	$(0.21)	$(0.10)
Weighted average shares outstanding:
Basic and diluted	237,693,127	233,970,804
UNAUDITED STOCK-BASED COMPENSATION

	Three Months Ended June 30,
	2019	2018
Cost of revenues	$3,309	$1,084
Research and development	7,127	2,418
Sales and marketing	15,104	4,463
General and administrative	15,885	5,233
Total share-based compensation expense	$41,425	$13,198

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2019	March 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,453	$51,314
Accounts receivable, net of allowance for doubtful accounts of $3.3 million and $3.4 million as of June 30, 2019 and March 31, 2019, respectively	82,380	115,431
Deferred commissions, current	29,367	27,705
Prepaid expenses and other current assets	21,055	18,768
Total current assets	190,255	213,218
Property and equipment, net	20,282	17,925
Goodwill	1,270,485	1,270,120
Other intangible assets, net	244,398	259,123
Deferred tax assets, net	10,781	10,678
Deferred commissions, non-current	30,617	31,545
Other assets	8,765	8,757
Total assets	$1,775,583	$1,811,366

Liabilities and member's deficit
Current liabilities:
Accounts payable	$4,702	$6,559
Accrued expenses, current	51,748	64,920
Current portion of long-term debt	—	9,500
Deferred revenue, current	281,977	272,772
Payable to related party	600,203	597,150
Total current liabilities	938,630	950,901
Deferred revenue, non-current	93,596	92,973
Accrued expenses, non-current	139,473	98,359
Deferred tax liabilities, net	38,721	47,598
Long-term debt, net of current portion	1,002,792	1,011,793
Total liabilities	2,213,212	2,201,624
Commitments and contingencies
Member's deficit:
Common units, no par value, 100 units authorized, issued and outstanding	—	—
Additional paid-in capital	(184,599)	(184,546)
Accumulated deficit	(225,157)	(176,002)
Accumulated other comprehensive (loss)	(27,873)	(29,710)
Total member's deficit	(437,629)	(390,258)
Total liabilities and member's deficit	$1,775,583	$1,811,366

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – in thousands)

	Three Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(49,155)	$(23,556)
Adjustments to reconcile net loss to cash provided by operations:
Depreciation	2,034	1,943
Amortization	15,081	18,343
Share-based compensation	41,425	13,198
Deferred income taxes	(8,877)	(4,353)
Other	510	—
Net change in operating assets and liabilities:
Accounts receivable	34,116	47,935
Deferred commissions	(720)	(187)
Prepaid expenses and other assets	(1,117)	(3,278)
Accounts payable and accrued expenses	(8,365)	(1,496)
Deferred revenue	9,235	10,011
Net cash provided by operating activities	34,167	58,560

Cash flows from investing activities:
Purchase of property and equipment	(4,151)	(1,559)
Capitalized software additions	(333)	(574)
Net cash used in investing activities	(4,484)	(2,133)

Cash flows from financing activities:
Repayment of term loans	(19,000)	—
Payments to related parties	—	(80,386)
Equity repurchases	(53)	(111)
Installments related to acquisition	(4,694)	—
Net cash used in financing activities	(23,747)	(80,497)

Effect of exchange rates on cash and cash equivalents	203	(1,899)

Net increase (decrease) in cash and cash equivalents	6,139	(25,969)

Cash and cash equivalents, beginning of period	51,314	77,581
Cash and cash equivalents, end of period	$57,453	$51,612

Supplemental cash flow data:
Cash paid for interest	$15,738	$—
Cash paid for (received from) tax	$2,052	$(1,904)
Non-cash financing activities:
Transactions with related parties	$—	$(2,927)

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - Dollars in thousands)

	Three Months Ended June 30, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$29,543	$(3,309)	$(4,557)	$—	$21,677
Gross profit	93,007	3,309	4,557	—	100,873
Gross margin	76%				82%
Research and development	25,659	(7,127)	—	—	18,532
Sales and marketing	58,215	(15,104)	—	—	43,111
General and administrative	31,882	(15,885)	—	(3,864)	12,133
Amortization of other intangibles	10,142	—	(10,142)	—	—
Restructuring and other	115	—	—	(115)	—
Operating income (loss)	(33,006)	41,425	14,699	3,979	27,097
Operating margin	(27)%				22%

	Three Months Ended June 30, 2018
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenues	$24,691	$(1,084)	$(4,664)	$—	$18,943
Gross profit	73,530	1,084	4,664	—	79,278
Gross margin	75%				81%
Research and development	17,896	(2,418)	—	—	15,478
Sales and marketing	42,509	(4,463)	—	—	38,046
General and administrative	19,881	(5,233)	—	(1,333)	13,315
Amortization of other intangibles	12,049	—	(12,049)	—	—
Restructuring and other	410	—	—	(410)	—
Operating income (loss)	(19,215)	13,198	16,713	1,743	12,439
Operating margin	(20)%				13%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - Dollars in thousands, except per share amounts)

	Three Months Ended June 30,
	2019	2018
Non-GAAP net income:
Net loss	$(49,155)	$(23,556)
Tax benefit	(2,943)	(3,483)
Cash (paid for) received from tax	(2,052)	1,904
Interest expense	19,186	10,687
Cash paid for interest	(15,738)	—
Share-based compensation	41,425	13,198
Amortization of other intangibles	10,142	12,049
Amortization of acquired technology	4,557	4,664
Transaction and sponsor related costs	3,864	1,333
Restructuring and other	115	410
(Gain) on currency translation	$(94)	$(2,863)
Non-GAAP net income	$9,307	$14,343

Share count:
Weighted-average shares outstanding - basic	237,693,127	233,970,804
Weighted-average shares outstanding - diluted	237,693,127	233,970,804

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	237,693,127	233,970,804
Weighted-average shares outstanding - diluted	238,618,865	234,707,802

Net income (loss) per share:
Net loss per share - basic	$(0.21)	$(0.10)
Net loss per share - diluted	$(0.21)	$(0.10)
Non-GAAP net income per share - basic	$0.04	$0.06
Non-GAAP net income per share - diluted	$0.04	$0.06

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - Dollars in thousands)

	Three Months Ended June 30,
	2019	2018
Adjusted EBITDA:
Net loss	$(49,155)	$(23,556)
Income tax benefit	(2,943)	(3,483)
Interest expense, net	19,186	10,687
Amortization	15,081	18,343
Depreciation	2,034	1,943
Restructuring and other	115	410
Transaction and sponsor related costs	3,864	1,333
(Gain) on currency translation	(94)	(2,863)
Share-based compensation	41,425	13,198
Adjusted EBITDA	$29,513	$16,012

	Three Months Ended June 30,
	2019	2018
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by operating activities	$34,167	$58,560
Cash paid for interest expense	15,738	—
Restructuring and other	115	410
Property, plant, and equipment	(4,151)	(1,559)
Transaction and sponsor related costs	3,864	1,333
Total uFCF	49,733	58,744
Interest tax adjustment	(3,935)	—
uFCF (After tax adjustment)	$45,798	$58,744

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - Dollars in thousands)

	Three Months Ended June 30,		Trailing Twelve Months Ended June 30, 2019
	2019	2018
Adjusted EBITDA:
Net loss	(49,155)	(23,556)	$(141,793)
Income tax benefit	(2,943)	(3,483)	(23,177)
Interest expense, net	19,186	10,687	78,344
Amortization	15,081	18,343	69,530
Depreciation	2,034	1,943	7,410
Restructuring and other	115	410	1,468
Transaction and sponsor related costs	3,864	1,333	15,074
(Gain) loss on currency translation	(94)	(2,863)	128
Share-based compensation	41,425	13,198	99,378
Adjusted EBITDA	29,513	16,012	$106,362

	Pro Forma June 30, 2019
Adjusted EBITDA/Net Debt Leverage Ratio:
Long-term debt	$1,002,792
Cash	57,453
Net debt	945,339
Net IPO proceeds	590,297
Pro forma net debt	355,042

TTM Adjusted EBITDA	$106,362
Leverage Ratio	3.3	x

Contacts

Marc P. Griffin
646-277-1290
Marc.Griffin@ICRinc.com

Michael Bowen
203-682-8299
Michael.Bowen@ICRinc.com

Media Relations
Jack Murphy
646-677-1834
Jack.Murphy@ICRinc.com

Mike Maciag
Dynatrace
Mike.Maciag@dynatrace.com
650-279-3655

Source: Dynatrace Investor Relations